Exhibit 16.2

December 15, 2004

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, DC 20549

Gentlemen:

We have read Item 4.01 of Form 8-K/A dated December 15, 2004, of REMEC, Inc. and are in agreement with the statements contained in the paragraphs one, two, three, four and five therein.

/s/ Ernst & Young LLP